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                                                                    EXHIBIT 2.20

                 AMENDMENT NO. 2 TO LOGISTIC PURCHASE AGREEMENT

         This Amendment No. 2 (the "Amendment") is made as of the 14th day of October, 1998, by and among Weatherford International, Inc. (f/k/a EVI, Inc.), a Delaware corporation ("Weatherford"), Total Logistic Control, LLC, a Delaware limited liability company ("TLC"), Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), and C2, Inc., a Wisconsin corporation ("C2").

                              W I T N E S S E T H:

         WHEREAS, Weatherford, Christiana Acquisition, Inc., a Wisconsin corporation ("Sub"), Christiana and C2 entered into an Agreement and Plan of Merger dated as of December 12, 1997, as amended by Amendment No. 1 to Agreement and Plan of Merger and Logistic Purchase Agreement dated as of May 26, 1998, by and among Weatherford, Sub, Christiana, C2 and TLC, and as amended by an Amended and Restated Agreement and Plan of Merger dated as of October 14, 1998, by and among Weatherford, Sub, Christiana and C2;

         WHEREAS, Weatherford, Christiana, C2 and Logistic entered into an Agreement dated as of December 12, 1997, as amended by Amendment No. 1 to Agreement and Plan of Merger and Logistic Purchase Agreement dated as of May 26, 1998, by and among Weatherford, Sub, Christiana, C2 and TLC (as amended, the "Logistic Purchase Agreement"); and

         WHEREAS, the parties to the Logistic Purchase Agreement now desire to amend the Logistic Purchase Agreement as provided for herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.   Amendments.

                  (a) The Logistic Purchase Agreement is hereby amended to replace each reference to "EVI, Inc." with a reference to "Weatherford International, Inc." and to replace each reference to "EVI" with a reference to "Weatherford".

                  (b) The second line of the first paragraph of the Logistic Purchase Agreement is hereby amended to add thereto the phrase "and Amendment No. 2 dated October 14, 1998".

                  (c) The third line of the first paragraph of the Logistic Purchase Agreement is hereby amended to add thereto the phrase "(formerly known as EVI, Inc.)" immediately after the phrase "a Delaware corporation".

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                  (d) The second line of the first paragraph of the recitals is hereby amended to replace the phrase "Agreement and Plan of Merger dated December 12, 1997 (the "Merger Agreement")" with the phrase "Amended and Restated Agreement and Plan of Merger dated as of October 14, 1998 (as amended, the "Merger Agreement")".

                  (e) Section 1.18 of the Logistic Purchase Agreement is hereby deleted and replaced in its entirety with the following:

                         "1.18 Merger Agreement. Merger Agreement means the
                  Amended and Restated Agreement and Plan of Merger dated as of October 14, 1998, by and among Weatherford International, Inc., a Delaware corporation, Christiana Acquisition, Inc., a Wisconsin corporation, Christiana Companies, Inc., a Wisconsin corporation, and C2, Inc., a Wisconsin corporation."

                  (f) Section 7.4 of the Logistic Purchase Agreement is hereby amended to replace each reference to "Attn: Curtis W. Huff" with a reference to "Attn: Charles L. Strauss" and to replace the reference to "Attn: Bernard J. Duroc-Danner" and the reference to "Attn: James G. Kiley" with a reference to "Attn: Curtis W. Huff".

         SECTION 2. Remainder of Agreement Not Affected. Except as set forth in
Section 1 hereof, the terms and provisions of the Logistic Purchase Agreement remain in full force and effect and are hereby ratified and confirmed.

         SECTION 3. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         SECTION 4. Governing Law. All questions arising out of this Amendment and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Texas without regard to conflict of laws principles.

                         (SIGNATURES BEGIN ON NEXT PAGE)


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         IN WITNESS WHEREOF, each of the parties caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  WEATHERFORD INTERNATIONAL, INC.

                                  ("Weatherford")

                                  By:            /s/ CURTIS W. HUFF
                                     -------------------------------------------
                                                     Curtis W. Huff
                                             Senior Vice President, General
                                                  Counsel and Secretary

                                  TOTAL LOGISTIC CONTROL, LLC

                                  ("TLC")

                                  By:          /s/ WILLIAM T. DONOVAN
                                     -------------------------------------------
                                                   William T. Donovan
                                                     Vice President

                                  CHRISTIANA COMPANIES, INC.

                                  ("Christiana")

                                  By:          /s/ WILLIAM T. DONOVAN
                                     -------------------------------------------
                                                   William T. Donovan
                                                        President

                                  C2, INC.
                                  ("C2")

                                  By:          /s/ WILLIAM T. DONOVAN
                                     -------------------------------------------
                                                   William T. Donovan
                                                        President